UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda HM 19
(Address of Principal Executive Office) (Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 1.01	Entry Into A Material Definitive Agreement.

Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement

On October 31, 2023, Renaissance Reinsurance Ltd. (“RRL”), a subsidiary of RenaissanceRe Holdings Ltd. (the “Company”), entered into the Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement (the “Fourth Amendment”), by and among RRL, as borrower, ING Bank N.V., London Branch (“ING”), as agent (the “Agent”) and as a lender, and Bank of Montreal, London Branch, as a lender (“BMO” and, together with ING, the “Lenders”), which amended the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 7, 2019 (as amended, the “Reimbursement Agreement”), evidencing a secured letter of credit facility (the “Facility”) and providing for the issuance of a letter of credit (the “Letter of Credit”) for the account of RRL to support business written by RRL’s Lloyd’s syndicate, Syndicate 1458.

Pursuant to the Fourth Amendment, (i) the stated amount of the Letter of Credit was reduced from $275 million to $225 million; (ii) the term of the Facility was extended until the date that is four years from the date of notice from ING to the beneficiary of the Letters of Credit, which notice is required to be given not later than December 31, 2023 and (iii) a new provision was added to provide customary rights and obligations to the Agent and the Lenders should an erroneous payment occur.

The descriptions of the Fourth Amendment and Facility contained herein are qualified in their entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Reimbursement Agreement, a copy of which was previously filed.

Amendment to Master Agreement for Issuance of Payment Instruments

On November 1, 2023, RRL and certain other subsidiaries of the Company, RenaissanceRe Specialty U.S. Ltd. (“RSUSL”), Renaissance Reinsurance U.S. Inc. (“RRUS”) and RenaissanceRe Europe AG (“RREAG” and together RRL, RSUSL and RRUS, collectively, the “Unsecured Companies”) entered into an Amendment to Master Agreement for Issuance of Payment Instruments (the “Unsecured Facility Amendment”) by and among the Unsecured Companies and Citibank Europe Plc (“CEP”), which amended the Master Agreement for Issuance of Payment Instruments, dated March 22, 2019 (the “Unsecured Master Agreement”) by and among the Unsecured Companies and CEP.

The Unsecured Master Agreement evidences an uncommitted, unsecured letter of credit facility pursuant to which CEP or one of its correspondents may issue letters of credit in multiple currencies for the account of one or more of the Unsecured Companies. The obligations of the Unsecured Companies under the Unsecured Master Agreement are guaranteed by the Company.

The Unsecured Facility Amendment, among other things, (i) increased the minimum size of financial indebtedness necessary to trigger a cross default to $200 million (up from $100 million) and (ii) added a requirement that CEP provide notice of certain failures to pay before a non-payment Event of Default occurs.

The descriptions of the Unsecured Facility Amendment and Unsecured Master Agreement contained herein is qualified in its entirety by reference to the Unsecured Facility Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference, and to the Unsecured Master Agreement, a copy of which was previously filed.

Accession Undertaking

On November 1, 2023, Validus Reinsurance, Ltd. (“VRB”) and Validus Reinsurance (Switzerland) Ltd (“VRS”) entered into an Accession Undertaking by and among VRB, VRS and CEP (the “Accession Undertaking”) pursuant to which VRB and VRS each acceded to the Unsecured Master Agreement and acceded to the rights, and assumed the obligations, of a “Company” thereunder.

The descriptions of the Accession Undertaking and the Unsecured Master Agreement contained herein are qualified in their entirety by reference to the Accession Undertaking, a copy of which is attached hereto as Exhibit 10.3 and to the Master Agreement, a copy of which was previously filed.

Committed Letter of Credit Facility Letter

On December 19, 2022, RRL and certain other subsidiaries of the Company, DaVinci Reinsurance Ltd. (“DaVinci”), RSUSL and Renaissance Reinsurance of Europe Unlimited Company (“ROE”, and together with each of RRL, DaVinci and RSUSL, collectively, the “Secured Companies”) entered into a secured letter of credit facility (the “Secured Facility”) provided pursuant to the Committed Letter of Credit Facility Letter, dated December 19, 2022 (the “Secured Facility Letter”) by and among CEP and the Secured Companies.

The Secured Facility initially provided a commitment from CEP to issue letters of credit for the account of one or more of the Secured Companies in an aggregate amount of up to $230 million. The Facility is evidenced by the Secured Facility Letter, as well as certain ancillary agreements, the terms of which are substantially similar for each Secured Company.

Under the Secured Facility, each of the Secured Companies is severally obligated to pledge to CEP at all times during the term of the Secured Facility certain securities with a collateral value (as determined as therein provided) that equals or exceeds 100% of the aggregate amount of its then-outstanding letters of credit. In the case of an event of default under the Secured Facility with respect to a Secured Company, CEP may exercise certain remedies with respect to such Secured Company, including terminating its commitment to such Secured Company under the Secured Facility and taking actions and exercising remedies with respect to the collateral pledged by such Secured Company (including the sale thereof). In the Secured Facility Letter, each Secured Company makes, as to itself, representations and warranties that are customary for facilities of this type and severally agrees that it will comply with certain informational and other undertakings, including those regarding the delivery of quarterly and annual financial statements.

The descriptions of Secured Facility and the Secured Facility Letter contained herein are qualified in their entirety by reference to the Secured Facility Letter, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Deed of Amendment to Facility Letter (Committed)

On November 1, 2023, the Secured Companies entered into a Deed of Amendment to Facility Letter (Committed) (the “Secured Facility Amendment”) by and among the Secured Companies and CEP, which amended the Secured Facility Letter.

The Secured Facility Amendment, among other things, (i) extended the Availability End Date and Expiry Date of the Secured Facility Letter by one year to December 31, 2024 and December 31, 2025, respectively; (ii) increased the Committed Facility Limit of the Secured Facility to $320 million and (iii) increased the maximum to which the Secured Companies may increase the Committed Facility Limit of the Secured Facility to $350 million;

The descriptions of the Secured Facility Amendment and Secured Facility contained herein are qualified in their entirety by reference to the Secured Facility Amendment, a copy of which is attached hereto as Exhibit 10.5 and by reference to the Secured Facility Letter which is attached hereto as Exhibit 10.4.

Accession Letter

On November 1, 2023, VRB entered into an Accession Letter by and among VRB and CEP (the “Secured Accession Letter”) pursuant to which VRB acceded to the Secured Facility Letter and acceded to the rights, and assumed the obligations, of a “Company” thereunder. In connection with the Secured Accession Letter, VRB also entered into certain ancillary agreements, the terms of which are substantially similar as those of the Secured Companies.

The description of the Secured Accession Letter and the Secured Facility contained herein are qualified in their entirety by reference to the Secured Accession Letter, a copy of which is attached hereto as Exhibit 10.6 and by reference to the Secured Facility Letter which is attached hereto as Exhibit 10.4.

Relationships with Lenders

Certain Lenders and their affiliates, and CEP and its affiliates, have performed commercial banking, investment banking and advisory services for the Company and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Lenders, the Agent, and CEP and its affiliates may from time to time engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

10.1	Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement, dated October 31, 2023, by and among Renaissance Reinsurance Ltd., ING Bank N.V., London Branch, and Bank of Montreal, London Branch.

10.2	Amendment to Master Agreement for Issuance of Payment Instruments, dated November 1, 2023, by and among Renaissance Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc., and RenaissanceRe Europe AG, and Citibank Europe Plc.

10.3	Accession Undertaking, dated November 1, 2023, by and among Validus Reinsurance, Ltd., Validus Reinsurance (Switzerland) Ltd, and Citibank Europe Plc.

10.4	Secured Facility Letter, dated December 19, 2022, by and among Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance of Europe Unlimited Company, and Citibank Europe Plc.

10.5	Deed of Amendment to Facility Letter (Committed), dated November 1, 2023, by and among Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance of Europe Unlimited Company, and Citibank Europe Plc.

10.6	Accession Letter, dated November 1, 2023, by and between Validus Reinsurance, Ltd. and Citibank Europe Plc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon Lowry Bender
November 2, 2023		Shannon Lowry Bender
Executive Vice President, Group General Counsel and Corporate Secretary